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                                                                    Exhibit 10.2

                               SECOND AMENDMENT TO

                                WEST SHORE PLAZA
                           PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS

         THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (the "Agreement") is made by and between AMERICAN FREEHOLDS, a Nevada general partnership ("Seller") and GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Buyer"), this 26th day of August, 2003.

                                 Recital of Fact
                                 ---------------

         Seller and Buyer have entered into that certain WestShore Plaza Purchase and Sale Agreement and Escrow Instructions dated June 30, 2003 as amended by that certain First Amendment dated August 5, 2003 ("Purchase Agreement"), with respect to WestShore Plaza, Tampa, Florida ("Property").

         Seller and Purchaser wish to amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, Seller and Buyer hereby agree as follows:

         Capitalized terms not otherwise defined in this Agreement shall have the meanings therefor set forth in the Purchase Agreement.

                  1. Buyer engaged KPMG to conduct due diligence with regard to the Property. KPMG analyzed the Real Property, the Improvements, Leases, Service Agreements, the Personal Property and the Intangible Assets and concluded that the purchase price and the allocation of the Purchase Price to the components of the Property should be revalued and adjusted. A copy of the KPMG appraisal and analysis is attached hereto as Exhibit A. Accordingly,
Section 1.2 (a) and (b) of the Purchase Agreement is deleted in its entirety and the following is substituted in its place:

                  1.2      Purchase Price.

                           (a) The total purchase price for the Property ("Purchase Price") shall be One Hundred Fifty-Two Million and no/100 Dollars ($152,000,000.00).

                           (b) Allocation of Purchase Price. The Purchase Price is allocated as follows:

Real Property Interests                       $116,800,000.00
Non-Realty Interests
    Operating Covenants                         21,460,000.00
    Management Rights                            6,730,000.00

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
Administrative Service
  Rights                                         2,120,000.00
Profit Centers                                   4,330,000.00
Development Rights                                 560,000.00

TOTAL:                                        $152,000,000.00

                  The Buyer and Seller agree (i) to jointly complete and separately file Form 8594 with its respective federal income tax return for the tax year in which the Close of Escrow (as hereinafter defined) occurs, and (ii) that no party will take a position on any return, information statement or writing relating to any tax, before any governmental agency charged with the collection of any such tax or in any judicial proceeding that is in any manner inconsistent with the terms of such allocation, without the written consent of the other party which consent shall not be unreasonably withheld or delayed.

                  2. Section 2.3(o) is deleted in its entirety and the following is substituted in its place:

                           (o) Recordation; Escrow Fees. The cost of any municipal, state, and county transfer taxes including the applicable documentary stamp tax assessment required to be paid in connection with the recording of the deed required herein, and recording fees shall be paid by Buyer. Buyer shall prepare, execute and file Florida Department of Revenue form DR-219. Escrow fees of Escrow Holder shall be divided and paid equally by Buyer and Seller.

                  Buyer agrees to assume all responsibility for, and shall defend, indemnify and hold harmless Seller and its partners with respect to all claims, losses, damages, liabilities, costs and expenses including, without limitation, reasonable attorneys' fees and disbursements incurred by Seller and its partners, relating to:

                                    (i)      the payment or underpayment of any
                  municipal, state, or county sales, use, or transfer taxes including documentary stamp taxes with respect to the transfer of the Property, including all interest and penalties;

                                    (ii)     the filing of a Florida Department
                  of Revenue form DR-219 and any sums due in connection therewith; and

                                    (iii)    any audit, proceeding or action
                  initiated by any municipal, county or state authority regarding the KPMG appraisal, the allocation of the Purchase Price, the assessment of the Property for property tax purposes, the payment of transfer taxes or any other state or local tax, or regarding the assessment or valuation of the Property.

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                  This indemnity shall survive the Close of Escrow and the
                  recording of the Deed for four (4) years and shall continue to apply to any claims initiated during the four year period following the Close of Escrow.

                  3. Seller has contracted for the painting of the catalogue entrance to the JC Penny store and the replacement and installation of approximately thirty (30) ceiling tiles in the JC Penny space ("Penny Repair Work"). Buyer and Seller acknowledge that the Penny Repair Work may be completed after the Close of Escrow. Seller agrees to pay all costs of the completion of the Penny Repair Work and provide final lien waivers all persons providing labor or materials for such work.

                  4. (a) Seller has assigned to Buyer that certain Sponsor Agreement dated November 19, 2002 with Media General Operations, Inc. d/b/a The Tampa Tribune ("Sponsor") relating to the construction and operation of a child play area. Seller constructed the improvements in the child's play area at Seller's expense at a cost of approximately $200,000.00. Pursuant to the Sponsor Agreement, Media General Operations is obligated to reimburse Seller for the cost of the construction of the play area. Buyer agrees that all payments received from Sponsor under the Sponsor Agreement will be promptly paid to Seller after receipt. Buyer will have no responsibility to collect delinquent payments owed by Sponsor provided Seller will have the right to collect the payment of such delinquent sums from the Sponsor in accordance with the procedures of Section 2.3(g)(iv)(A) of the Purchase Agreement.

                           (b)      Seller agrees to give Buyer a credit at
Closing for the following matters:

Parking Deck Contract:                                $800,000.00
Aerosoles:                  Construction Deposit      $  5,000.00
Fast Fix Jewelry:           Construction Deposit      $  5,000.00
    TOTAL:                                            $810,000.00

                           (c)      Seller shall pay when due all Tenant
Improvement Allowances, Lease Commissions and Tenant Coordination Fees (collectively "Seller Costs") listed on Schedule 1 attached hereto. Buyer and Seller will hold back in escrow the sums necessary to pay such costs pursuant to a separate agreement.

                  5. Exhibit "C" to the Agreement is deleted in its entirety and Exhibit "C" attached hereto is substituted in its place.

                  6. Exhibit "E" to the Agreement is deleted in its entirety and Exhibit "E" attached hereto is substituted in its place.

                  7. Exhibit "J" to the Agreement is deleted in its entirety and Exhibit "J" attached hereto is substituted in its place.

                  8. Exhibit "R" to the Agreement is deleted in its entirety and Exhibit "R" attached hereto is substituted in its place.

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                  9.       Exhibit "S" to the Agreement is deleted in its
entirety and Exhibit "S" attached hereto is substituted in its place.

                  10. Exhibit "T" to the Agreement is deleted in its entirety and Exhibit "T" attached hereto is substituted in its place.

                  11. Exhibit "W" to the Agreement is deleted in its entirety and Exhibit "W" attached hereto is substituted in its place.

                  12. Except as expressly modified herein, the Purchase Agreement shall remain unmodified and in full force and effect.

                  13. This Agreement may be executed by the exchange of copies bearing the facsimile signatures of the parties.

                  14. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and assigns.

                         [Signatures on following page]

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                                    SELLER:

                                    AMERICAN FREEHOLDS,
                                    a Nevada general partnership

                                    By: GROSVENOR INTERNATIONAL
                                        (AMERICAN FREEHOLDS) LIMITED,
                                        a Nevada corporation
                                        its general partner

                                        By:  /s/ Andrew B. Galbraith
                                             ---------------------------
                                             Andrew B. Galbraith
                                        Its: Senior Vice President

                                        By:  /s/ Graham Maloney
                                             ---------------------------
                                             Graham Maloney
                                        Its: Assistant Secretary

                                    BUYER:

                                    GLIMCHER PROPERTIES LIMITED PARTNERSHIP
                                    a Delaware limited partnership

                                    By: GLIMCHER PROPERTIES CORPORATION, a
                                    Delaware corporation, its General Partner

                                        By:  /s/ George A. Schmidt
                                             ---------------------------
                                        Its: Executive Vice President

ESCROW HOLDER APPROVES THE ESCROW
PROVISIONS AND SPECIFIC INSTRUCTIONS
TO ESCROW HOLDER SET FORTH IN THE
FOREGOING AGREEMENT AND AGREES TO
ACT IN ACCORDANCE THEREWITH.

FLAGLER TITLE COMPANY

By:   ______________________________
Its:  ______________________________
Date: August _____, 2003

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